UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2020

ELECTRO-SENSORS, INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota	000-09587	41-0943459
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6111 Blue Circle Drive

Minnetonka, Minnesota 55343-9108

(Address of Principal Executive Offices)

(952) 930-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	ELSE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Electro-Sensors, Inc. (the “Company”) held its Annual Meeting of Shareholders on July 22, 2020 (the “2020 Annual Meeting”). Set forth below is a brief description of each matter voted upon at the 2020 Annual Meeting and the voting results with respect to each matter.

1.       A proposal to set the number of directors at five.

For	Against	Abstentions	Broker Non-Votes
2,999,564	61,745	2,259	14,806

2.       A proposal to elect five directors to serve until the next annual meeting of shareholders:

Director Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Scott A. Gabbard	2,118,615	5,829	0	953,930
David L. Klenk	2,118,615	5,829	0	953,930
Joseph A. Marino	2,114,484	9,960	0	953,930
Jeffrey D. Peterson	2,118,615	5,829	0	953,930
Michael C. Zipoy	2,118,563	5,881	0	953,930

3.	A proposal to ratify the appointment of Boulay PLLP as independent registered public accounting firm for the fiscal year ending December 31, 2020.

For	Against	Abstentions	Broker Non-Votes
2,132,286	58,848	5,672	881,568

Pursuant to the foregoing votes, each of the proposals presented at the 2020 Annual Meeting were approved by shareholders. Accordingly, the number of directors was set at five; Messrs. Gabbard, Klenk, Marino, Peterson, and Zipoy were elected to serve as directors until the next annual meeting of shareholders; and the appointment of Boulay PLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELECTRO-SENSORS, INC

Date: July 27, 2020	By:	/s/David L. Klenk
Chief Executive Officer and Chief Financial Officer